EXHIBIT 99.1

Contacts: INVESTOR RELATIONS Dave Spille webMethods, Inc. (703) 460-5972 DSpille@webMethods.com	MEDIA RELATIONS Jenny Song webMethods, Inc. (703) 251-6457 JSong@webMethods.com	MEDIA RELATIONS Sarah Welz webMethods, Inc. (703) 251-3207 SWelz@webMethods.com

WEBMETHODS ANNOUNCES SECOND QUARTER FINANCIAL RESULTS

Broadens Addressable Market and Expands Web Services Leadership Position

FAIRFAX, Va. – October 21, 2003 – webMethods, Inc. (Nasdaq: WEBM), the industry’s first Web services infrastructure company, today announced financial results for its fiscal second quarter ended September 30, 2003.

Total revenue for the fiscal second quarter ended September 30, 2003 was approximately $45.4 million, compared to $43.2 million in the prior quarter and $46.2 million in the prior year period. License revenue for the September 2003 quarter was $22.0 million, compared to $21.8 million in the prior quarter and $26.5 million in the prior year period. Under U.S. generally accepted accounting principles (GAAP), the company’s net loss for the September 2003 quarter was $4.5 million, or a loss of $0.09 per share, compared to a net loss of $6.8 million, or a loss of $0.13 per share, in the prior quarter, and a net loss of $4.9 million, or a loss of $0.10 per share, in the prior year period. The pro forma net loss for the September 2003 quarter was $3.7 million, or a loss of $0.07 per share, compared to a pro forma net loss of $6.0 million, or a loss of $0.12 per share, in the prior quarter, and a pro forma net loss of $2.8 million, or a loss of $0.05 per share, in the prior year period. Pro forma results exclude amortization of deferred-stock compensation and warrant charges, and, in the prior year period, an equity investment impairment charge. A reconciliation of pro forma results to GAAP results is provided in the financial information attached to this press release.

“In this past quarter, we again demonstrated our ability to win customers and make them successful, while at the same time controlling costs in our own business,” said Phillip Merrick, chairman and CEO of webMethods, Inc. “Alongside this, we were able to execute on our strategic plan culminating in last week’s announcement of three concurrent acquisitions in the areas of enterprise portal, business activity monitoring and Web services infrastructure software. Together, we believe these acquisitions expand our market opportunity and position the company well to assist large enterprises in their move to service-oriented IT architectures.”

Additional September 2003 Quarterly Financial Highlights

•	Cash and marketable securities decreased to $192.2 million from $205.4 million in the prior quarter.

•	Days Sales Outstanding (DSOs) increased by 11 days from the prior quarter to 78 days.

•	Total current deferred revenue decreased by $1.5 million from the prior quarter to $36.9 million; total long-term deferred revenue decreased by approximately $800,000 from the prior quarter to $3.8 million.

•	International revenue accounted for 43% of total revenue in the September 2003 quarter, compared to 41% in the prior quarter.

•	No single customer represented 10% or more of total or license revenue in the September 2003 quarter.

Financial Outlook: Based on currently available information, seasonal factors in the December quarter that have historically affected its business, and its recent acquisitions, webMethods anticipates that total revenue in the quarter ending December 31, 2003 will be in the range of $44 million to $49 million and that the pro forma net loss per share will be in the range of a loss of $0.14 to $0.06 per share. The pro forma net loss for the December 2003 quarter is expected to exclude amortization of deferred-stock compensation and warrant charges of approximately $800,000 and amortization of purchased technology and intangibles, an in-process research and development charge and a restructuring charge, the amounts of which have not been finalized.

webMethods anticipates that the three acquisitions announced on October 13, 2003 will be accretive in three to four quarters, and will be generally earnings neutral in the interim given anticipated webMethods’ expense reductions this quarter and the revenue streams that two of the acquisitions bring. As a result of the three acquisitions, webMethods anticipates that its cash and marketable securities balance will be reduced during the current quarter by the total cash consideration of approximately $32 million, as well as by advisory fees and transaction-related expenses.

Breakthrough Technology: Earlier this month, webMethods ended the era of proprietary integration by providing customers with a non-proprietary and vendor neutral solution to run, measure and optimize their business. Through the acquisition of The Mind Electric, the company introduced webMethods Fabric™, a 100 percent standards-based solution that is capable of universally linking all computing resources into a common enterprise fabric, unlike proprietary integration and application server products available today. Built entirely upon an Enterprise Service-Oriented Architecture (ESOA), webMethods Fabric bridges the worlds of J2EE, .NET, Web services and legacy systems, enabling customers to run any service, anywhere, anytime. Key to the ESOA approach is the ability of customers to incorporate all their current resources including packaged applications, the webMethods Integration Platform, proprietary integration products from other vendors, as well as the new generation of service-oriented applications from traditional packaged application vendors.

In addition, to address the increased need for enterprise event management and portal services, webMethods introduced two additional products webMethods Optimize™ and webMethods Portal™. These new offerings are the result of the consummation of the acquisitions of Dante

Group and the DataChannel portal technology respectively. The result is the combination of world-class integration, portal and analytics technologies together with webMethods Fabric to enable customers to build a new generation of business systems that provide unparalleled visibility and control.

The company also appointed Graham Glass as its new chief technology officer last week. Mr. Glass, the former chairman, founder and chief architect of The Mind Electric, Inc., is a pioneer and visionary in distributed computing, and received an Ernst & Young Entrepreneur of the Year award in 1996, as well as several industry awards for development of innovative products in distributed computing.

Global Customer Wins Across Key Verticals: In its fiscal second quarter, webMethods continued to successfully win new and additional business across key industry verticals, showing particular strength in financial services, government and manufacturing. The following customers represent significant new and follow-on business that closed during the quarter: Airgas, BearingPoint, Continental Airlines, Daewoo Shipbuilding & Marine Engineering, Danzas DHL Express, Deutsche Bank, DoD EMALL, Endo Pharmaceuticals, Internal Revenue Service, Macquarie Bank, Matsushita, Memec, OMV AG, Pharma Logistik GmbH, PNC Bank N.A., Raiffeisen Capital Management, SAIC, Tokyo Agriculture University, Toshiba, Transcontinental and Unisource.

Record Number of Customer Projects Move Into Production: webMethods continued to deliver return on investments by helping customers quickly move into production with business-critical projects. In the fiscal second quarter, more than 110 new integration projects went live on the webMethods Integration Platform. Customers that moved projects into production last quarter include: ABB, AEON, Alticor, Analog Devices, Avnet, Becton Dickinson, Commonwealth Bank of Australia, Cornell University, Delta Faucets, Domtar, Eastman Chemical, Fairfax County Public Schools, FirstEnergy, Forest Express, Gates Corporation, Georgia Technology Authority, Haemonetics, International Rectifier, JPMorgan Chase, Logitech, National City Corp., Okamura Corporation, PKI, Shanghai General Motors, USF Corporation and Woolworths Limited.

webMethods Partners for Success: In fiscal second quarter, PeopleSoft announced that it is embedding the webMethods Integration Platform into its AppConnect solution. The expanded solution enables customers to integrate mission-critical systems and analyze operations in real-time while reducing the time, effort and cost of implementing integration initiatives across the enterprise. Global systems integrator partners such as, Accenture, AMS, BearingPoint, EDS and Tata Consultancy Services continued to contribute to webMethods’ earnings through direct influence in key vertical wins. Of particular strength, webMethods partners contributed to increased momentum in financial services, government, and entertainment and media verticals.

Conference Call Information:

webMethods will host a conference call to discuss the company’s fiscal second quarter financial results and future guidance at 5:00 p.m. Eastern Time today. The conference call will be available via webcast at http://www.webmethods.com/investors. A replay of the conference call will be available through midnight on November 7, 2003 at http://www.webmethods.com/investors or via dial-in at 888-203-1112 or 719-457-0820. The confirmation number is 597998.

Non-GAAP Financial Measures: This press release contains pro forma operating results that are not in accordance with GAAP because they exclude non-cash, restructuring and in-process research and development charges and an equity investment impairment charge. The financial information attached to this press release reconciles the pro forma operating results given above to GAAP. Investors are encouraged to review that reconciliation of pro forma operating results to the most directly comparable GAAP financial measures provided in the attached financial information.

Those pro forma operating results should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP, and may be different from non-GAAP financial measures used by others. webMethods’ management uses these pro forma operating results in evaluating the potential impact of certain operating decisions on projected financial results, in comparisons of the company’s historical operating results and in comparisons to competitors’ operating results. webMethods includes these pro forma operating results in this press release because it believes they enhance comparability of webMethods’ results of operations to those of other enterprise software companies, to pro forma operating results webMethods historically has reported and to financial models and expectations of securities analysts.

About webMethods, Inc.

webMethods (Nasdaq: WEBM) is the industry’s first Web services infrastructure company. webMethods’ innovative integration, Web services, portal and analytic solutions enable more than 1000 enterprise customers worldwide to run, measure and optimize their business. Recognized in 2003 as the fastest growing software company in North America by Deloitte, webMethods is headquartered in Fairfax, Va., with offices throughout the U.S., Europe, Asia Pacific and Japan. More information about the company can be found at http://www.webMethods.com.

# # #

webMethods is a registered trademark, and Global Business Visibility, webMethods Fabric, webMethods Optimize and webMethods Portal are trademarks, of webMethods, Inc. in the USA and certain other countries. All other company and product names are the property of their respective owners.

This press release may contain various remarks about the future expectations, plans and prospects of webMethods that constitute forward-looking statements for purposes of the safe harbor provisions of U.S. securities laws. Specific forward-looking statements relate to webMethods’ future market opportunity, webMethods’ new products and services and their performance, the anticipated dates of availability of acquired products, expected future financial performance (including total revenue, license revenue, level of cash and marketable securities, charges, net earnings or loss and pro forma earnings or loss per share) and financial metrics, webMethods’ future cost savings, the anticipated contributions to webMethods’ future financial performance of acquired products or businesses, the timeframes by which webMethods anticipates the acquisitions will be accretive, demand for new or existing products and the contribution to webMethods’ revenue of acquired businesses and business partners. Actual results of webMethods may differ materially from those indicated by these forward-looking statements as a result of various risks and uncertainties, including the impact of economic conditions, geopolitical factors, seasonal factors, terrorism and related uncertainties in the US and abroad on the company’s customers and prospects and their IT spending budgets and priorities; difficulties in integrating acquired businesses, meeting product release dates and integrating product offerings and related technical and support services capabilities; variations in the size and timing of customer orders and demand for software offered by webMethods; ability to maintain or increase market acceptance and market share; impact of competitive and pricing pressures; variations in revenue influenced by software suppliers and systems integrators; impact of rapid technological change; ability to manage expenses in response to changing market conditions; and these and other risks and uncertainties discussed more fully in webMethods’ SEC filings, including those discussed under the heading “Factors That May Affect Future Operating Results” in the Business section of webMethods’ Form 10-K for the year ended March 31, 2003, and in the “Management’s Discussion and Analysis” section of webMethods’ Form 10-Q for the quarter ended June 30, 2003, which are on file with the U.S. Securities and Exchange Commission and may be accessed at www.sec.gov or webMethods’ investor relations web page at www.webMethods.com. webMethods disclaims any obligation to update or correct any forward-looking statements made herein due to the occurrence of events after the issuance of this press release.

webMethods, Inc. Pro Forma Consolidated Income Statements
Impact of Pro Forma Adjustments on Reported Net Loss
(in thousands, except shares and per share data)
(Unaudited)

	Three Months			Three Months
	Ended			Ended
	September 30, 2003			September 30, 2002

	As Reported	Adjustments*	As Adjusted	As Reported	Adjustments*	As Adjusted

Revenues
License	$22,025	$—	$22,025	$26,475	$—	$26,475
Professional services	10,578	—	10,578	8,584	—	8,584
Maintenance	12,786	—	12,786	11,103	—	11,103

Total revenues	45,389	—	45,389	46,162	—	46,162

Cost of revenues
License	555	—	555	525	—	525
Professional services and maintenance	12,425	(22)	12,403	10,744	(76)	10,668

Total cost of revenues	12,980	(22)	12,958	11,269	(76)	11,193

Gross profit	32,409	22	32,431	34,893	76	34,969

Operating expenses
Sales and marketing	22,188	(721)	21,467	23,575	(983)	22,592
Research and development	10,867	(10)	10,857	11,861	(40)	11,821
General and administrative	4,527	(3)	4,524	4,251	(23)	4,228

Total operating expenses	37,582	(734)	36,848	39,687	(1,046)	38,641

Operating loss	(5,173)	756	(4,417)	(4,794)	1,122	(3,672)

Interest income, net	699	—	699	913	—	913
Impairment of equity investments in private companies	—	—	—	(1,000)	1,000	—

Net loss	(4,474)	756	(3,718)	(4,881)	2,122	(2,759)

Net loss per share
Basic			$(0.07)			$(0.05)
Fully Diluted			$(0.07)			$(0.05)
Shares used in computing per share amount
Basic			52,038,339			50,845,878
Fully Diluted			52,038,339			50,845,878

*	Excludes stock based compensation and warrant charge and impairment of equity investments in private companies

webMethods, Inc. Pro Forma Consolidated Income Statements
Impact of Pro Forma Adjustments on Reported Net Loss
(in thousands, except shares and per share data)
(Unaudited)

	Six Months Ended			Six Months Ended
	September 30, 2003			September 30, 2002

	As Reported	Adjustments*	As Adjusted	As Reported	Adjustments*	As Adjusted

Revenues
License	$43,827	$—	$43,827	$55,144	$—	$55,144
Professional services	19,451	—	19,451	16,786	—	16,786
Maintenance	25,336	—	25,336	21,913	—	21,913

Total revenues	88,614	—	88,614	93,843	—	93,843

Cost of revenue
License	1,022	—	1,022	660	—	660
Professional services and maintenance	24,106	(44)	24,062	21,087	(152)	20,935

Total cost of revenue	25,128	(44)	25,084	21,747	(152)	21,595

Gross profit	63,486	44	63,530	72,096	152	72,248

Operating expenses
Sales and marketing	45,334	(1,417)	43,917	48,855	(1,953)	46,902
Research and development	22,068	(10)	22,058	24,159	(59)	24,100
General and administrative	8,953	(6)	8,947	8,337	(44)	8,293

Total operating expenses	76,355	(1,433)	74,922	81,351	(2,056)	79,295

Operating (loss)/income	(12,869)	1,477	(11,392)	(9,255)	2,208	(7,047)

Interest income, net	1,634	—	1,634	2,252	—	2,252
Impairment of equity investments in private companies	0	—	—	(1,000)	1,000	—

Net loss	(11,235)	1,477	(9,758)	(8,003)	3,208	(4,795)

Net loss per share
Basic			$(0.19)			$(0.09)
Fully Diluted			$(0.19)			$(0.09)
Shares used in computing per share amount
Basic			51,922,154			50,706,018
Fully Diluted			51,922,154			50,706,018

*	Excludes stock based compensation and warrant charge and impairment of equity investments in private companies

webMethods, Inc. Consolidated Income Statements
(in thousands, except shares and per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	September 30,		September 30,

	2003	2002	2003	2002

Revenues
License	$22,025	$26,475	$43,827	$55,144
Professional services	10,578	8,584	19,451	16,786
Maintenance	12,786	11,103	25,336	21,913

Total revenues	45,389	46,162	88,614	93,843

Cost of revenues
License	555	525	1,022	660
Professional services and maintenance:
Stock based compensation	22	76	44	152
Other professional services and maintenance costs	12,403	10,668	24,062	20,935

Total cost of revenues	12,980	11,269	25,128	21,747

Gross profit	32,409	34,893	63,486	72,096

Operating expenses
Sales and marketing:
Stock based compensation and warrant charge	721	983	1,417	1,953
Other sales and marketing costs	21,467	22,592	43,917	46,902
Research and development:
Stock based compensation	10	40	10	59
Other research and development costs	10,857	11,821	22,058	24,100
General and administrative:
Stock based compensation	3	23	6	44
Other general and administrative	4,524	4,228	8,947	8,293

Total operating expenses	37,582	39,687	76,355	81,351

Operating loss	(5,173)	(4,794)	(12,869)	(9,255)

Interest income, net	699	913	1,634	2,252
Impairment of equity investments in private companies	—	(1,000)	—	(1,000)

Net loss	$(4,474)	$(4,881)	$(11,235)	$(8,003)

Basic and fully diluted net loss per share	$(0.09)	$(0.10)	$(0.22)	$(0.16)
Shares used in computing basic and fully diluted net loss per share	52,038,339	50,845,878	51,922,154	50,706,018

Pro forma net loss per share excluding non-cash expenses (a)
Net loss excluding non-cash expenses (a)	(3,718)	(2,759)	(9,758)	(4,795)
Net loss per share (a)
Basic	$(0.07)	$(0.05)	$(0.19)	$(0.09)
Fully Diluted	$(0.07)	$(0.05)	$(0.19)	$(0.09)
Shares used in computing per share amount
Basic	52,038,339	50,845,878	51,922,154	50,706,018
Fully Diluted	52,038,339	50,845,878	51,922,154	50,706,018

(a)	Excludes stock based compensation and warrant charge and impairment of equity investments in private companies

webMethods, Inc. Consolidated Balance Sheets
(in thousands)
(Unaudited)

	September 30,	March 31,
	2003	2003

ASSETS
Current assets:
Cash and cash equivalents	$79,075	$79,702
Marketable securities available for sale	75,461	97,079
Accounts receivable, net	39,477	43,691
Prepaid expenses and other current assets	8,876	7,562

Total current assets	202,889	228,034
Marketable securities available for sale	37,659	24,845
Property and equipment, net	10,609	12,068
Other assets	8,966	9,651
Goodwill	29,838	29,838

Total assets	$289,961	$304,436

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,880	$9,768
Accrued expenses	14,441	14,802
Accrued salaries and commissions	11,272	11,648
Deferred revenue	36,898	39,649
Current portion of capital lease obligations	1,549	2,743

Total current liabilities	74,040	78,610
Capital lease obligations, net of current portion and other	737	567
Long term deferred revenue	3,806	6,700

Total liabilities	78,583	85,877

Total stockholders’ equity	211,378	218,559

Total liabilities and stockholders’ equity	$289,961	$304,436

webMethods, Inc. Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Six Months Ended
	September 30,

	2003	2002

Cash flows from operating activities:
Net loss	$(11,235)	$(8,003)
Adjustments to reconcile net loss to net cash provided by/(used in) operating activities:
Depreciation and amortization	4,320	4,835
Provision for allowance for doubtful accounts	—	(12)
Amortization of deferred stock compensation	1,477	2,208
Impairment of equity investment in private company	—	1,000
Conversion of interest income to equity in private company investments	(257)
Increase (decrease) in cash resulting from changes in assets and liabilities:
Accounts receivable	5,433	6,549
Prepaid expenses and other current assets	(1,210)	(1,604)
Other assets	41	807
Accounts payable	(217)	(2,871)
Accrued expenses	(686)	(2,676)
Accrued salaries and commissions	(637)	(4,627)
Accrued ESPP	15	(141)
Deferred revenue	(6,537)	(10,032)

Net cash used in operating activities	(9,493)	(14,567)

Cash flows from investing activities:
Purchases of property and equipment	(1,597)	(1,958)
Net sales (purchases) of marketable securities available for sale	8,712	(18,697)
Proceeds from the sale of investment in private company	1,000	—

Net cash provided by/(used in) investing activities	8,115	(20,655)

Cash flows from financing activities:
Borrowings under leasing agreements	—	2,500
Payments on capital leases	(2,085)	(2,070)
Proceeds from exercise of stock options and stock issued under the ESPP	1,636	2,606

Net cash (used in)/provided by financing activities	(449)	3,036

Effect of the exchange rate on cash	1,200	622

Net increase in cash and cash equivalents	(627)	(31,564)
Cash and cash equivalents at beginning of period	79,702	98,497

Cash and cash equivalents at end of period	$79,075	$66,933